UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 16, 2005
                        (Date of earliest event reported)

                               GRIFFON CORPORATION
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             (Exact name of registrant as specified in its charter)


 DELAWARE                         1-6620                          11-1893410
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(State or other                (Commission                      (IRS Employer
jurisdiction of                File Number)                     Identification
incorporation)                                                       No.)


100 JERICHO QUADRANGLE, JERICHO, NEW YORK                           11753
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(Address of principal executive offices)                          (Zip Code)


                                 (516) 938-5544
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              (Registrant's telephone number including area code)



                                       N/A
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         (Former name or former address, if changed since last report.)


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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

(a)      None.

(b) On February 16, 2005, Robert Balemian, President, Chief Financial Officer and a director of Griffon Corporation (the "Registrant") since 1982, notified the Board of Directors of his retirement. Mr. Balemian will continue to serve as President of the Registrant until May 1, 2005.

(c ) In connection with Mr. Balemian's retirement, the Board of Directors of the Registrant has appointed Eric Edelstein to serve as Executive Vice President and Chief Financial Officer effective March 1, 2005.

     Mr. Edelstein was, from 1983 until August 2002, a partner at Arthur Andersen LLP, serving as Managing Partner of the Northeast Region of the Business Consulting Division and Managing Partner of the National Practices of the Business Consulting Division. Since 2002, Mr. Edelstein has acted as an independent consultant. Mr. Edelstein currently serves as a director of Valley National Bancorp., a bank holding company, Computer Horizon Corp., a strategic solutions and human capital management company and Aeroflex Incorporated, a diversified manufacturer of electronic components and test equipment. Mr. Edelstein will resign from the board of directors of Aeroflex Incorporated effective upon the commencement of his employment with the Registrant.

     A copy if the press release announcing the retirement of Mr. Balemian and appointment of Mr. Edelstein is attached hereto as Exhibit 99.1.



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

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GRIFFON CORPORATION


                                            By:  ______________________
                                                 Robert Balemian, President


Dated:  February 17, 2005








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



                                 EXHIBIT INDEX

     99.1 Press release dated February 16, 2005 issued by Griffon Corporation.